As filed with the Securities and Exchange Commission on February 5, 2001

Registration No. 333-53672

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM S-3/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
(PRE-EFFECTIVE AMENDMENT NO. 1)

_______________

Spartan Stores, Inc.
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-0593940 (I.R.S. Employer Identification Number)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan 49518 (616) 878-2000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

James B. Meyer
Chairman of the Board,
President and Chief Executive Officer
Spartan Stores, Inc.
850 76th Street, S.W.
P.O. Box 8700
Grand Rapids, Michigan 49518
(616) 878-2000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies of Communication to: Alex J. DeYonker Warner Norcross & Judd LLP 900 Old Kent Building 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487 (616) 752-2140

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

______________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	$100,000,000 (1)	(1)	$100,000,000 (1)	$25,000 (1)

(1)

There are being registered hereunder such indeterminate number of debt securities as shall have an initial principal amount not to exceed $100,000,000.00, plus such additional principal amount as may be necessary such that, if debt securities are offered with original issue discount, the aggregate initial offering price of all debt securities being registered hereby will not exceed $100,000,000.00. The proposed initial offering price per debt security will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the debt securities registered hereunder. The amount of the registration fee was calculated in accordance with Rule 457(o).

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$100,000,000
SPARTAN STORES, INC.
Debt Securities

          Spartan Stores, Inc. may from time to time offer and sell up to $100,000,000 of debt securities in amounts, at prices and on terms to be set forth in supplements to this prospectus. We will sell the debt securities directly. We have not engaged any underwriter or broker-dealer to assist us in this offering.

          The specific terms and conditions of the debt securities will be set forth in a prospectus supplement. These terms include designations; interest rate and times of interest payments; terms for redemption, if any, at our option or the holder's option; the initial public offering price of the debt securities; priority; subordination; aggregate principal amount; maturity; and various other matters. You should carefully read the prospectus supplement for the specific terms of the debt securities being offered to you.

          We do not expect that any trading market for the debt securities will develop.

          You should carefully review the "Risk Factors" beginning on page 3.

Offering price of debt securities	Price to public	Discounts and commissions	Our proceeds
Per debt security. . . . . Total maximum . . . . . .	100% 100%	$ 0 $ 0	100% 100%

          We estimate that our expenses in conducting this offering will be approximately $71,000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to complete sales of debt securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is February ____, 2001.

PROSPECTUS SUMMARY

          You should read this summary together with the more detailed information and financial statements appearing elsewhere in this prospectus and in the accompanying prospectus supplement.

About this Prospectus

          This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using the "shelf" registration process. Under the shelf registration process, we may sell the debt securities described in this prospectus in multiple offerings.

          This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of those debt securities. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under "INCORPORATION OF DOCUMENTS BY REFERENCE."

Spartan Stores (see page 7)

          We own and operate 93 supermarkets and 25 deep discount food\drug combination stores in Michigan and Ohio, including Ashcraft's Markets, Family Fare Supermarkets, Food Town, Glen's Markets, Great Day Food Centers and The Pharm stores. We also distribute more than 40,000 private-label and national brand products to more than 350 independent grocery stores and serve as a wholesale distributor to 9,600 convenience stores. Our principal offices are located at 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518. Our telephone number is (616) 878-2000.

The Offering

Debt securities that we are offering . . . . . . .

We are offering up to $100,000,000 in principal amount of debt securities. If we issue debt securities with original issue discount, the total principal amount may be more than $100,000,000, but the aggregate offering price of all debt securities will not be more than $100,000,000.

Offering price . . . . . . . . . . . . . . . . . . . . . . .	Debt securities will be sold at their face value, without discount, unless otherwise provided in a prospectus supplement.

Interest rate, maturity date and other terms . . . . . . . . . . . . . . . . . . . . . . . . . . . .	The interest rates, maturity dates and other terms of the debt securities will be described in a prospectus supplement.

Investment considerations . . . . . . . . . . . . . .

Before you invest in our debt securities, you should carefully consider the summary of the factors set forth in "RISK FACTORS" beginning on page 3. We may include modified or additional risk factors in a prospectus supplement.

Use of net proceeds . . . . . . . . . . . . . . . . . .	Unless we state otherwise in a prospectus supplement, we will use our net proceeds from the sale of debt securities for general corporate purposes.

RISK FACTORS

          In addition to general risks of investments and economic conditions, you should carefully consider the following factors before purchasing any of our debt securities.

Our actual results may differ from our forward looking statements

          We sometimes make "forward-looking statements" about our strategies, objectives, goals, expectations or projections. You can identify forward-looking statements by words or phrases indicating that we " expect," "anticipate," "project," "plan" or "believe" that a particular event "may result" or "will likely result" or that a particular event "may occur" or "will likely occur" in the future, or similar expressions. These forward-looking statements are found at various places throughout this prospectus, the prospectus supplement delivered with this prospectus and the other documents incorporated in this prospectus by reference, including our Annual Report on Form 10-K for the year ended March 25, 2000, and our Quarterly Reports on Form 10-Q filed during our current fiscal year. You should not place undue reliance on our forward-looking statements, which speak only as of the dates on which they were made. In addition to other risks and uncertainties described in this prospectus, there are many important factors that could cause actual results to be materially different from our expectations.

          Our anticipated future sales are subject to competitive pressures from many sources. Our grocery store and convenience store retail and distribution businesses compete with many warehouse discount stores, supermarkets, pharmacies and product manufacturers. Competitive pressures in these and other business segments may result in unexpected reductions in sales volumes and product prices.

          Our operating and administrative expenses may be adversely affected by unexpected costs associated with, among other factors:

•	the integration of the business operations of the retail stores and other businesses that we have acquired;

•	future business acquisitions, including additional retail stores;

•	unanticipated labor shortages, stoppages or disputes;

•	business divestitures;

•	higher transportation or fuel costs; and

•	current or future lawsuits and administrative proceedings.

          Our interest expense and income also may differ from our expectations, depending on the following, among other factors:

•	the amount of additional borrowings necessary for business acquisitions;

•	interest rate changes;

•	inventory levels; and

•	retail property sales.

          We intend this section to provide meaningful cautionary statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This section should not be considered a complete list of all economic, competitive, governmental and technological factors that could adversely affect our expected consolidated financial position, results of operations or liquidity. We disclaim any obligation to update our forward-looking statements to reflect events or circumstances that occur after the date the statements are made.

Operating retail stores is a new line of business for us and is significantly different from our historical focus on grocery distribution

          Historically, we have focused primarily on the distribution of groceries and merchandise and the delivery of related services to independently owned retail grocery stores and convenience stores. However, in January 1999, we began acquiring retail grocery stores. As of February 2001, we owned and operated 93 retail grocery stores and 25 deep discount drug stores in Michigan and Ohio. We plan to acquire additional retail stores. There are important differences between operating a distribution business and a retail business involving multiple locations. We cannot assure you that we will be successful in this line of business or even that our operation of retail grocery stores will not result in significant losses.

We may not be successful in the integration of the retail stores that we acquire

          All of our retail grocery stores and deep discount drug stores have been acquired since January 1999. The success of our retail store acquisitions will depend in part on whether we obtain the business synergies and related cost savings that we anticipated in connection with these transactions and any future acquisitions.

          We may encounter problems associated with the integration of these retail business operations that could adversely affect our results of operations or financial condition. Some of the problems that may arise include:

•	difficulties in integration of acquired personnel, operations, systems or procedures;

•	inability to realize synergies in the amounts or within the time frame expected;

•	unanticipated expenses associated with the acquisitions;

•	adverse effects on existing business relationships with independent retail grocery store customers; and

•	the inability to retain employees of the acquired businesses.

We cannot predict the full range of integration problems that we may experience.

We operate in an extremely competitive industry and many of our competitors are much larger than we are

          The grocery, pharmacy and convenience store industries are intensely competitive and have low profit margins. Our retail business competes with national and regional supermarkets and pharmacy chains, independent and specialty grocers, drug stores, convenience stores, warehouse club stores, deep discount drug stores, supercenters, mass merchandisers, wholesale membership clubs, shop-at-home services, restaurants and fast food businesses. In addition, our distribution business competes with many grocery and convenience store wholesalers and with many other businesses that market their products directly to food retailers. These competitors include both existing and new participants in the retail and wholesale grocery, pharmacy and convenience store industries. Many companies that we compete with have greater assets and larger sales volume than we do. As a result, they may be able to more effectively compete than we are.

          This competition may result in reduced profit margins and other adverse effects on Spartan Stores, our company-owned retail grocery stores and drug stores and the independent retail grocery stores and convenience stores that we supply. In addition, ongoing industry consolidation could result in the loss of customers that we currently supply and could confront our retail operations with competition from larger and more well-capitalized chains in existing or new markets. We cannot assure you that we will be able to compete successfully in this environment.

Our indebtedness could affect our success

          As of December 2, 2000, we had total outstanding indebtedness of approximately $341.5 million, and had approximately $98 million available for additional borrowings under our credit facility.

          Our ability to meet our payment obligations on our debt, including the debt securities offered by this prospectus, and to meet our other obligations will depend upon our future performance. Our performance will be affected by economic, financial, competitive and other factors beyond our control. Our debt service obligations may make it more difficult for us to achieve profitability goals.

          We cannot assure you that our businesses will continue to generate cash flow at or above current levels or that forecasted levels will occur. If we can't meet our obligations and fund our operational requirements with available resources, we may have to refinance all or a portion of our existing debt, sell assets or obtain additional financing. We cannot assure you that any refinancing would be possible or that any sales of assets or additional financing could be completed, or completed on terms that we consider favorable.

Some of the debt securities will be subordinated to our other indebtedness

          The debt securities will be either "non-subordinated debt securities" or "subordinated debt securities." The prospectus supplement accompanying this prospectus specifies whether the debt securities being offered to you are non-subordinated or subordinated debt securities. See "ABOUT THE SUBORDINATED DEBT SECURITIES," beginning on page 17.

The debt securities will be not be secured by a lien on our assets

          The debt securities will be direct, unsecured obligations of Spartan Stores. In contrast, our indebtedness under our credit facility is secured by a lien on substantially all of our assets and we may incur additional secured indebtedness. Unless otherwise specified in this prospectus or in the prospectus supplement, we may sell or encumber our assets without your consent. Because the debt securities are unsecured, you will have a lower priority to our assets than our secured lenders in the event of a bankruptcy or receivership, even if the debt securities are not specifically subordinated to our other indebtedness. If we go bankrupt or are subject to a receivership proceeding, our assets may be insufficient to repay our indebtedness to you under the debt securities.

The issuance of our preferred stock could adversely affect the rights of debt securities

          Our articles of incorporation authorize us to issue 10 million shares of preferred stock with whatever preferences, limitations and voting and other rights our board of directors may determine. Our board, without your approval, could issue preferred stock with voting or conversion rights that could adversely affect your rights under the debt securities.

Holders of debt securities will have no control over Spartan Stores

          If you purchase debt securities you will contribute capital to Spartan Stores, but will not be granted voting rights or other control over the affairs of Spartan Stores.

There likely will be no public trading market for the debt securities

          Although the debt securities have been registered under the federal Securities Act, there is currently no trading market for the debt securities and it is unlikely that any trading market will develop. Moreover, we do not intend to take any steps to encourage the development of a trading market for the debt securities.

INFORMATION ABOUT SPARTAN STORES

General

          Spartan Stores is a premier regional food retailer and distributor based in Grand Rapids, Michigan. Part of our business strategy is to grow our retail operations primarily through acquisitions while increasing efficiencies in our distribution operations. We look to expand our retail operations in the Midwest. Continued expansion of our retail grocery business will allow us to more fully realize operational efficiencies throughout our supply chain, expand our geographic coverage and enhance our marketing and merchandising programs. These operational efficiencies will benefit our own retail grocery stores, as well as the independent food retailers that we supply.

          We operate on a 52-53 week fiscal year, with the fiscal year ending on the last Saturday in March. Our principal executive offices are located at 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518. Our telephone number is (616) 878-2000.

Retail Grocery Business

          We operate retail grocery stores throughout Michigan and Ohio. We have acquired 93 retail grocery stores and 25 deep discount drug stores in five separate transactions beginning in 1999. We continue to operate our grocery stores under their original names of Food Town, Ashcraft's Markets, Family Fare, Glen's Markets and Great Day. We operate our deep discount drugstores under the name The Pharm.

          Our company-owned grocery stores typically offer dry grocery, produce, dairy products, meat, floral, seafood, health and beauty care, cosmetics, delicatessen and bakery goods. Our larger stores also typically offer pharmacy and banking facilities. In addition to nationally advertised products, the stores carry "Spartan Stores" brand private label items and "Home Harvest," our "value" brand label. We ship products from our main warehouse and distribution center in Grand Rapids, Michigan, and from warehouses in Plymouth, Michigan and Maumee, Ohio. We also operate a bakery in Hudsonville, Michigan as part of our retail business.

Grocery Distribution Business

          We operate grocery distribution centers and warehouses in Michigan and Ohio from which we supply a comprehensive selection of national brand and private label grocery and related products to retail grocery store customers. Our grocery distribution business provides our wholesale customers and company-owned stores with a selection of approximately 40,000 items, including dry grocery, produce, dairy products, meat, frozen food, seafood, floral, general merchandise, tobacco, pharmacy and health and beauty care items. We supply our customers with both nationally advertised products and highly recognized "Spartan Stores" brand private label items. We also supply our customers with "Home Harvest," our "value" brand label.

          We also provide our wholesale customers with many additional services, including:

•	Site identification and market analyses	•	Coupon redemption
•	Store planning and development	•	Product reclamation
•	Marketing, promotion and advertising	•	Printing
•	Technology and information services	•	Merchandising
•	Accounting and tax preparation	•	Real estate services
•	Human resource services

Convenience Store Distribution Business

          Our convenience store distribution business provides a selection of confections, tobacco products, specialty foods and other grocery products to convenience stores and other retail locations in Georgia, Indiana, Kentucky, Michigan, Ohio, Pennsylvania, Tennessee and West Virginia. We also operate cash and carry outlets in Michigan and Ohio serving convenience stores.

Competition

          Our retail grocery and distribution businesses face intense competition and have low profit margins. The main competitive factors in the retail industry that face the stores we own and the independent retail stores that we supply include the location and image of the store; the price, quality and variety of products; and the quality and consistency of service. The main competitive factors that we face in the distribution industry are price, product quality and variety and service. We believe that we and the customers that we supply are generally competitive in our respective markets.

          The grocery stores we own and the independent retail grocery stores that we supply all compete with other retail grocery stores and with several large chain stores that have integrated wholesale and retail operations, including Farmer Jack and Kroger stores. These stores also compete with mass merchandisers, such as Meijer, Inc., Wal-Mart Stores, Inc. and Kmart Corporation; limited assortment stores; wholesale membership clubs, such as Sam's Club (a unit of Wal-Mart Stores, Inc.) and Costco Companies, Inc.; convenience stores; shop-at-home services; restaurants; and fast food businesses. Our success is in large part dependent upon the ability of our stores and the other grocery stores that we supply to compete with the larger grocery store and convenience store chains. Some of these companies have greater assets and larger sales volume than Spartan Stores and our wholesale customers.

          Our grocery distribution business competes with a number of grocery wholesalers, including SUPERVALU, Inc., Fleming Companies, Inc., Roundy's, Inc. and Nash Finch Company. Our convenience store distribution business competes with a number of convenience store wholesalers, including EBY Brown Company, McLane Company, Inc. and S. Abraham and Sons, Inc. Our distribution business also competes with a number of other businesses that market their products directly to food retailers. Some of these companies have greater assets and larger sales volume than we do.

Grocery Distribution Customers

          Through our grocery distribution business, we supply the retail stores that we own and a diverse group of independent grocery store operators. Each grocery distribution customer enters into a customer agreement with us. In addition, we from time to time enter into loan agreements, leases, guarantees and other agreements under which some of our grocery distribution customers agree to purchase a minimum percentage of products from us for the term of the agreement.

Suppliers

          We purchase products from a large number of national, regional and local suppliers of name brand and private label merchandise. We depend on these suppliers for brand name products. However, we have not encountered difficulty in procuring or maintaining an adequate level of products to serve our customers.

Regulation

          In addition to laws and regulations affecting businesses generally, we are subject to federal, state and local laws and regulations covering the purchase, handling, sale and transportation of our products. We are also subject to regulation by the federal Food and Drug Administration.

USE OF PROCEEDS

          Unless otherwise specified in a prospectus supplement, we plan to use the net proceeds that we receive from the sale of our debt securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

          The following are the consolidated ratios of earnings to fixed charges for the 24-week period ended September 9, 2000 and for each of the fiscal years in the five-year period ended March 25, 2000.

	24-Week Period Ended	Year Ended March
	September 9, 2000	2000	1999	1998	1997	1996
Ratio of Earnings to Fixed Charges:	2.16	1.80	2.96	2.60	2.17	(1.37)

          Our 1996 operations were affected by a restructuring charge of $46.4 million. Excluding this charge, the ratio would have been 2.05.

          For purposes of computing the ratio of earnings to fixed charges, "earnings" has been divided by fixed charges. "Earnings" consist of (1) pretax income/(loss) from continuing operations before adjustment for extraordinary items and (2) fixed charges.

          "Fixed charges" consist of (1) interest on short-term borrowings and long-term debt, (2) amortized expenses relating to indebtedness and (3) an estimate of interest within rental expense.

ABOUT THE DEBT SECURITIES

          The debt securities will be either "non-subordinated debt securities" or "subordinated debt securities." The prospectus supplement accompanying this prospectus will specify whether the debt securities being offered to you are non-subordinated or subordinated debt securities.

          The non-subordinated debt securities will be issued under an indenture dated January 12, 2001 between Spartan Stores and Chase Manhattan Trust Company, National Association. Chase Manhattan will act as trustee for the holders of the non-subordinated debt securities, in accordance with the terms of the indenture. The subordinated debt securities will be issued under one or more indentures between Spartan Stores and the trustee or trustees that we select before we issue any subordinated debt securities.

          The following description sets forth some of the general terms and provisions of all of the debt securities. The specific terms of the debt securities offered to you will be described in the prospectus supplement accompanying this prospectus.

          The following description is subject to, and is qualified in its entirety by reference to, all the provisions of the indentures. A copy of each of the indentures has been filed as an exhibit to the "shelf" registration statement that we filed with the SEC. See "WHERE YOU CAN FIND MORE INFORMATION." We urge you to read the indenture that applies to your debt securities because it defines your rights.

General

          The debt securities will be our direct, unsecured obligations. The non-subordinated debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated to our senior indebtedness, as described below under "ABOUT THE SUBORDINATED DEBT SECURITIES " beginning on page 17 and as further described in the prospectus supplement for any subordinated debt securities. We may limit the maximum number and principal amount of debt securities that may be subscribed for by any purchaser.

          You should refer to the prospectus supplement included with this prospectus for the following terms, where applicable, of the debt securities that we are offering to you:

•	the title of the debt securities, and whether the debt securities are non-subordinated or subordinated debt securities;

•	the interest rate or rates, which may be fixed or variable, of the debt securities, and the manner of determining the interest;

•	the date on which interest on the debt securities will begin to accrue;

•	the interest payment dates, the dates on which interest payments will begin and the regular record dates for interest payments;

•	the prices at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	the priority of payment of the debt securities;

•	whether you may require us to redeem or repay your debt securities before their maturity date and, if so, how;

•	any limit on the aggregate principal amount of the debt securities we are offering;

•	the name of the security registrar, paying agent and authenticating agent of the debt securities, if it is someone other than the trustee;

•	how the principal and interest on the debt securities will be paid; and

•	any other terms of the debt securities we are offering.

          Unless otherwise provided in a prospectus supplement, all of the debt securities issued under a particular indenture will rank equally with all of the other debt securities issued under that indenture. The indentures do not limit the amounts of debt securities or other securities that we may issue in the future or other indebtedness that we may incur. The covenants in the indentures do not necessarily protect you from a decline in our credit rating. Our right, and thus your right under the debt securities, to participate in any distribution of the assets of any of our subsidiaries would be subject to the prior claims of other creditors of that subsidiary.

Right of Optional Redemption; Notice of Optional Redemption

          We may redeem any debt securities at any time, in our sole discretion, regardless of when the debt securities were issued. If we decide to redeem your debt securities before their maturity date, we are required to give written notice to the trustee at least 60 days before the date set for the redemption. The trustee will then give you at least 30, but not more than 60, days notice of the redemption, unless your debt securities allow a shorter notice period. Any shorter notice period would be described in the prospectus supplement accompanying this prospectus.

          On or before the redemption date, we must deposit with the trustee enough money to pay the redemption price, as well as accrued but unpaid interest on the debt securities to be redeemed. We may pay interest and principal on the debt securities from any source that is available to us.

Repayment or Redemption at the Option of Holders

          You do not have the right to require us to repay or redeem your debt securities before their maturity date, unless the prospectus supplement accompanying this prospectus states otherwise. If your debt securities are repayable or redeemable at your option, the prospectus supplement will describe the terms, conditions and procedures for repayment or redemption.

No Sinking Fund

          We have not established and do not expect to establish any special set-aside funds or programs, which are sometimes called "sinking funds," to ensure that we will have enough money to pay interest or principal on the debt securities.

Liquidation, Sale of Assets or Termination of Existence of Spartan Stores

          The debt securities are not secured by any lien on our assets. They are not entitled to any preference beyond what they are entitled to as a matter of law upon the liquidation of Spartan Stores or the termination of our existence. Unless otherwise specified in the prospectus supplement, we may sell or encumber our assets without your consent, as long as we comply with the applicable requirements described below under the heading "Some Restrictive Covenants."

Events of Default

          Unless otherwise specified in the prospectus supplement, the following will be events of default with respect to your debt securities:

•	our failure to pay interest on your debt securities or any other debt securities of the same series for 30 days after the interest is due;

•	our failure to pay the principal of your debt securities or any other debt securities of the same series when it is due;

•

our failure to perform any of our other covenants or warranties in the indenture or in your debt securities that continues for 60 days after written notice is given to us as provided in the indenture, with some exceptions; and

•	some events of bankruptcy, insolvency or reorganization.

Other events of default may be set forth in the prospectus supplement.

Acceleration of Maturity

          If an event of default occurs and continues, the trustee or the holders of 50% or more of the principal amount of the outstanding debt securities of a series may declare the principal amount of all debt securities of a series to be immediately due and payable. This may be accomplished by delivering written notice to us, and also to the trustee if the notice is given by debt security holders instead of the trustee.

          With some exceptions, the holders of a majority or more in principal amount of outstanding debt securities of that series may rescind the acceleration if all of the events of default have been cured or waived as provided in the applicable indenture, before a judgment or decree has been obtained by the trustee.

          Different terms apply if the debt securities are original issue discount securities. These will be described in a prospectus supplement.

Registration, Transfer and Payment

          We will issue debt securities in registered form only, without any coupons. We will not charge you a service charge for any transfer or exchange of debt securities, but we may require you to pay any transfer tax or other governmental charge that applies to a transfer or exchange.

          Unless otherwise described in the prospectus supplement, the principal and interest on your debt securities will be payable, and any transfer of your debt securities will be registrable, at the trustee's principal offices. However, we may pay the interest by mailing a check to the address of the person in whose name a debt security is registered in the security register at the close of business on the regular record date for the payment of interest. The regular record dates of a series of debt securities will be described in the prospectus supplement.

Global Securities

          If provided for in the prospectus supplement, the debt securities may be issued in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. Unless a global debt security is exchanged for individual certificates, a global security cannot be transferred, except as a whole by the depositary to a nominee or successor of the depositary.

          The specific terms of any depositary arrangement for any series of debt securities issued as global securities will be described in the prospectus supplement.

Original Issue Discount Securities

          If provided for in the prospectus supplement, the debt securities may be issued as "original issue discount securities." This means that they bear no interest or that they bear interest at a rate below market rates. Original issue discount securities will be sold at a discount below their face amount. If the maturity of any original issue discount security is accelerated, the amount payable upon acceleration will be determined in accordance with the prospectus supplement, the terms of the original issue discount security and the indenture. This amount may be less than the amount that otherwise would be payable at maturity. The prospectus supplement for any original issue discount securities describes special federal income tax and other considerations relating to these securities.

Some Restrictive Covenants

          The indentures require us to preserve our corporate existence, except that we may merge with or into, or convey, transfer or lease all or substantially all of our property to, any person, as long as:

•	our successor is a corporation organized and existing under the laws of the United States, any state or the District of Columbia;

•	our successor expressly assumes the due and punctual payment of the principal of, any premium and interest on the debt securities and the performance of our other covenants under the indenture;

•	no event of default occurs and is continuing immediately after the transaction; and

•	either we or our successor issues to the trustee certificates and opinions which state that the transaction complies with the indenture.

Defeasance and Discharge

          With some limited exceptions, all of our obligations under the indenture for a particular series of debt securities will be discharged if:

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation;

•	we have paid all sums payable under the indenture with respect to those debt securities; and

•	we have delivered to the trustee certificates and opinions stating that all conditions to the satisfaction and discharge of the indenture have been met.

          If all debt securities of a series have become due and payable, will become due and payable at their stated maturity within one year or are redeemable at our option and have been called for redemption within one year under arrangements satisfactory to the trustee, we may discharge our obligations under that series by depositing with the trustee enough money to pay and discharge the entire indebtedness on any debt securities of that series that have not previously been delivered to the trustee for cancellation.

Modification and Waiver

          We and the trustee may modify an indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modification. However, no modification may do any of the following without the consent of the holder of each outstanding debt security that is affected by it:

•	change the maturity date of the principal of, or any premium or interest on any debt security;

•	reduce the principal amount of, the interest rate on or any premium payable upon the redemption of any debt security;

•	change the place of payment for any debt security;

•	adversely affect the right of repayment at the holder's option, if any;

•

impair a holder's right to bring suit for the enforcement of any payment on or after the stated maturity date of a debt security or, in the case of redemption or repayment, on or after the redemption or repayment date;

•	reduce the percentage in principal amount of debt securities whose holders are required to consent to modifications to the indenture;

•	reduce the percentage in principal amount of debt securities whose holders are required to waive compliance with provisions of the indenture or to waive defaults under the indenture;

•	reduce any of the requirements for quorum or voting by debt security holders, as set forth in the indenture;

•	modify any provision of the indenture relating to modification of the indenture or waiver of compliance with conditions and defaults under the indenture, with some exceptions;

•	with respect to any subordinated debt securities, alter the subordination provisions in a manner that is adverse to the holders of the subordinated debt securities;

•	with respect to original issue discount securities, reduce the principal amount that could be declared due and payable upon acceleration of maturity; or

•	change our obligation to pay any "Additional Amounts," as defined in the indenture.

          The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive compliance by us and the trustee with some provisions of the indenture. They also may waive a past default, except they cannot waive a default in the payment of the principal of or interest on any debt security of that series or in respect of a covenant or provision which cannot be modified without the consent of the holder of each outstanding affected debt security of that series.

          We and the trustee may modify an indenture without your consent for some purposes, including the following:

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•

to add to or change any of the provisions of the indenture, to change or eliminate any restrictions on the payment of principal of, any premium or interest on debt securities, or to permit or facilitate the issuance of debt securities in uncertificated form, as long as any of these actions does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to establish the form or terms of debt securities of any series;

•	to provide for the appointment of a successor trustee;

•

to cure any ambiguity, or to supplement any provision which may be defective or inconsistent with any other provision in the indenture, or to add clarifying provisions that do not adversely affect the interests of holders of debt securities issued under the indenture in any material respect;

•

to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to add any additional events of default with respect to all or any series of debt securities;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the discharge of any series of debt securities, as long as it does not adversely affect the interests of any holder of a debt security of that series or any other debt security in any material respect;

•

to amend or supplement any provision contained in the indenture or in any supplement to the indenture, as long as it does not adversely affect the interests of the holders of debt securities in any material respect; or

•

to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, and to add to the indenture any other provisions that are expressly required by the Trust Indenture Act.

Outstanding Debt Securities

          The indentures permit the holders of certain percentages of the outstanding debt securities to take certain actions. Generally, the amount of "outstanding" debt securities is the principal amount of the debt securities that are outstanding at that time, excluding any debt securities owned by Spartan Stores or any other obligor on the debt securities, or any affiliate of Spartan Stores or any other obligor.

          The indentures also set forth special rules for determining whether the holders of the required principal amount of outstanding original issue discount securities or "indexed securities" have taken action. These rules will be described in any prospectus supplements relating to original issue discount securities or indexed securities.

Additional Provisions

          Each of the indentures provides that the trustee has the duty during a default to act with the required standard of care, but otherwise is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders have offered the trustee reasonable indemnity. Upon offering the trustee reasonable indemnity, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power that the trustee has, with respect to the debt securities of that series.

          No holder of any debt security of any series will have the right to begin any proceeding for any remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have in writing requested the trustee to begin the proceeding, and offered reasonable indemnity to the trustee;

•	the trustee has failed to institute the proceeding within 60 days after its receipt of the notice, request and offer of indemnity; and

•

the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction that is inconsistent with that request within that 60-day period.

          However, you have an absolute and unconditional right to receive payment of the principal of, interest on, and premium, if any, on your debt securities when those payments are due, and to bring suit for the enforcement of any of those payments. These rights cannot be impaired without your consent.

          We are required to furnish the trustee with an annual statement as to our performance or fulfillment of our obligations under the applicable indenture and as to any default in our performance or fulfillment of those obligations.

ABOUT THE SUBORDINATED DEBT SECURITIES

          The prospectus supplement accompanying this prospectus describes whether the debt securities being offered to you are "non-subordinated debt securities" or "subordinated securities." The subordinated debt securities will be subordinated to some of our current and future indebtedness described in the prospectus supplement and the indenture for the subordinated debt securities. This means that if we have defaulted on the payment of any of that senior indebtedness, we may not make any payment on the subordinated debt securities until we have fully paid any overdue principal, premium and interest on the senior indebtedness. In addition, upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization of our company, the payment of the principal of and premium and interest on the subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness.

PLAN OF DISTRIBUTION

Persons Conducting the Offering; Expenses

          We are offering the debt securities through our officers and some designated associates. None of these people will receive any commissions or other amounts relating to the sale of debt securities. We are not using any underwriters, brokers or dealers in this offering. Thus, we have not and will not pay any underwriting discounts, commissions or finders fees on the sale of the debt securities. We will pay all of our offering costs and expenses.

How To Purchase Debt Securities

          You should refer to the prospectus supplement for information about how to purchase the debt securities offered to you.

Continuation of the Offering

          We will continue the offering of debt securities until we have sold them all or we decide to terminate the offering. We may terminate the offering at any time in our sole discretion.

No Minimum Offering

          There is no minimum principal amount of debt securities that we must sell to complete this offering. We are offering the debt securities on a "best efforts," continuous basis. Thus, we will not place any funds received in any escrow, trust or other arrangement pending the receipt of a minimum amount of offering proceeds. We cannot assure you that we will sell any or all of the debt securities.

LEGAL MATTERS

          The validity of the debt securities has been passed upon by Warner Norcross & Judd LLP, 900 Old Kent Building, 111 Lyon Street, N.W., Grand Rapids, Michigan 49503-2489. Alex J. DeYonker, a Director and the General Counsel and Secretary of Spartan Stores, is a partner of Warner Norcross & Judd LLP.

EXPERTS

          The consolidated financial statements and the related financial statement schedule incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended March 25, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this prospectus by reference. These financial statements have been incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or in a prospectus supplement. This prospectus also incorporates by reference the documents listed below that we have previously filed with the SEC under the Securities Exchange Act of 1934. They contain important information about Spartan Stores and its financial condition.

•	Annual Report on Form 10-K for the fiscal year ended March 25, 2000

•	Quarterly Report on Form 10-Q for the period ended June 17, 2000

•	Quarterly Report on Form 10-Q for the period ended September 9, 2000

•	Current Report on Form 8-K filed with the SEC on July 20, 2000

•	Current Report on Form 8-K filed with the SEC on July 21, 2000

•	Current Report on Form 8-K filed with the SEC on August 3, 2000, and Amendment No. 1 to that Current Report on Form 8-K filed with the SEC on September 27, 2000

•	Current Report on Form 8-K filed with the SEC on August 16, 2000

•	Current Report on Form 8-K filed with the SEC on September 13, 2000

•	Current Report on Form 8-K filed with the SEC January 18, 2001

          All other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act after the date of this prospectus and before we terminate the offering of the debt securities will be considered to be incorporated by reference in this prospectus and to be a part of this prospectus from the date those documents are filed. Any statement contained in a document incorporated by reference into this prospectus will be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus or in the accompanying prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be a part of this prospectus.

          We will provide you, on written or oral request, a copy of any or all of the documents incorporated in this prospectus by reference, except for exhibits, unless those exhibits are specifically incorporated by reference in those documents. You may request copies of these documents in writing to: David M. Staples, Executive Vice President Finance and Chief Financial Officer, Spartan Stores, Inc., 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518. Telephone requests may be directed to (616) 878-2000.

WHERE YOU CAN FIND MORE INFORMATION

          We are subject to the informational requirements of the Securities Exchange Act and, as required by that statute, file reports and other information with the SEC. You may inspect and copy those reports and other information at the public reference facilities of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports and other information regarding Spartan Stores that have been filed electronically with the SEC. The address of that site is http://www.sec.gov.

          Additional information regarding Spartan Stores and the debt securities is contained in a registration statement (and the related exhibits) filed with the SEC under the Securities Act of 1933. The registration statement and the exhibits to it may be inspected without charge at the offices of the SEC at the address and web site listed above.

          No person has been authorized to give any information or to make any representations or projections of future performance other than those contained in this prospectus, and any such other information, projections or representations if given or made must not be relied upon as having been so authorized.

          The delivery of this prospectus or any sale of debt securities at any time does not imply that the information in this prospectus is correct as of any time subsequent to its date. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.

                ________________________

TABLE OF CONTENTS

Prospectus Summary
Risk Factors
Information About Spartan Stores
Use of Proceeds
Ratio of Earnings to Fixed Charges
About the Debt Securities
About the Subordinated Debt Securities
Plan of Distribution
Legal Matters
Experts
Incorporation of Documents
   By Reference
Where You Can Find More Information

2 3 7 9 9 10 17 17 18 18 18 19	$100,000,000 Debt Securities _______ PROSPECTUS _______ SPARTAN STORES, INC. February __, 2001

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.           Other Expenses of Issuance and Distribution

          The expenses payable by Spartan Stores in connection with the issuance and distribution of the securities being registered are estimated to be:

Registration fee	$25,000
Legal fees and expenses	30,000
Accountant's fees and expenses	5,000
Printing fees and expenses	3,000
Miscellaneous expenses	8,000

TOTAL	$71,000

Item 15.          Indemnification of Directors and Officers

          Section 209 of the Michigan Business Corporation Act, as amended (the "MBCA"), sets forth that a corporation's articles of incorporation may provide that, except for certain liabilities, a director will not be personally liable to the corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty. In addition, Sections 561 to 571 of the MBCA set forth circumstances under which directors, officers, employees or agents of a corporation may be indemnified or insured against any liability that they may incur in such capacities.

          Article VII of Spartan Stores' articles of incorporation provides that a director of Spartan Stores will not be personally liable to Spartan Stores or its shareholders for monetary damages for any breach or omission as a director, except that liability is not limited for: (1) the amount of a financial benefit received by a director to which he or she is not entitled, (2) intentional infliction of harm on Spartan Stores or its shareholders, (3) a violation of Section 555(1) of the MBCA (concerning unlawful dividends, distributions and loans), and (4) an intentional criminal act.

          Michigan law permits, and Article VI of the Spartan Stores' articles requires, indemnification of Spartan Stores' directors and executive officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. The articles provide that directors and executive officers shall be indemnified as of right, and shall be entitled to the advancement of expenses, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, or proceeding arising out of their service to Spartan Stores or one of its subsidiaries, or to another organization at the request of Spartan Stores or one of its subsidiaries. Persons who are not directors or executive officers of Spartan Stores may be similarly indemnified in respect of such service to the extent authorized at any time by Spartan Stores' board of directors. Furthermore, the articles provides that Spartan Stores may purchase and maintain insurance to protect itself and any such director, officer, or other person against any liability asserted against him or her and incurred by him or her in respect of such service, whether or not Spartan Stores would have the power to indemnify him or her against such liability by law or under its articles of incorporation.

          Spartan Stores' bylaws contain extensive provisions concerning indemnification. Among other things, the bylaws provide that Spartan Stores may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of Spartan Stores), by reason of the fact that the person is or was a director, officer, employee, or agent of Spartan Stores or is or was serving at the request of Spartan Stores as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation or other entity, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Spartan Stores or its shareholders and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of Spartan Stores, the bylaws provide that Spartan Stores may indemnify any person who was or is a party or is threatened to be made a party to any such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Spartan Stores or its shareholders; however, indemnification is not allowed with respect to a claim, issue, or matter in which the person shall have been found liable to Spartan Stores, except to the extent authorized by statute. The bylaws also contain provisions concerning the manner in which the board determines whether a person is entitled to indemnification, the advancement of expenses, other indemnification agreements, insurance and certain definitions and interpretive provisions.

Item 16.          Exhibits. The following documents are filed as exhibits to this Registration Statement on Form S-3:

Exhibit Number	Document

2.1

Agreement and Plan of Merger dated as of April 6, 2000, by and between Spartan Stores, Inc., Spartan Acquisition Corp. and Seaway Food Town, Inc. Incorporated by reference to Annex A to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000.

2.2

Asset Purchase Agreement dated March 5, 1999 by and between Glen's Market, Inc., Catt's Realty Co. and Glen's Pharmacy, Inc. as Sellers and Valuland, Inc. as Buyer and joined in by certain shareholders of Sellers as the Shareholders and by Universal Land Company as the Real Estate Company and by Spartan Stores, Inc. as the Parent of the Buyer. Previously filed as an exhibit to the Registrant's Current Report on Form 8-K dated June 3, 1999. Here incorporated by reference.

2.3

Amendment to Asset Purchase Agreement made as of May 19, 1999, by and between Valuland, Inc. and Glen's Market, Inc., Catt's Realty Co. and Glen's Pharmacy, Inc. Previously filed as an exhibit to the Registrant's Current Report on Form 8-K dated June 3, 1999. Here incorporated by reference.

3.1

Amended and Restated Articles of Incorporation of Spartan Stores, Inc. Incorporated by reference to Annex B to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000.

3.2

Amended and Restated Bylaws of Spartan Stores, Inc. Incorporated by reference to Annex B to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000.

4.1

Articles IV, V, VIII, IX, X, XII and XIII of the Amended and Restated Articles of Incorporation of Spartan Stores, Inc. Incorporated by reference to Annex A to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000.

4.2

Articles II, III and X of the Amended and Restated Bylaws of Spartan Stores, Inc. Incorporated by reference to Annex B to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000.

4.3*	Non-Subordinated Indenture dated January 12, 2001 between Spartan Stores, Inc. and Chase Manhattan Trust Company, National Association.
4.4*	Form of Subordinated Indenture.
4.5*	Form of Non-Subordinated Securities.
5*	Opinion of counsel as to legality of securities offered
10.1

Warehouse Lease Agreement, dated October 14, 1975, between Connecticut Mutual Life Insurance Company and Spartan Stores, Inc. Previously filed as an exhibit to the Registrant's Form S-1 Registration Statement filed July 18, 1991. Here incorporated by reference.

10.2**	Spartan Stores, Inc. 1991 Stock Bonus Plan, as amended.
10.3**	Spartan Stores, Inc. 1991 Stock Option Plan as amended.
10.4**	Spartan Stores, Inc. 1991 Associate Stock Purchase Plan, as amended.
10.5***

Spartan Stores, Inc. Supplemental Executive Retirement Plan. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 27, 1999. Here incorporated by reference.

10.6

Warehouse Lease Agreement, dated November 8, 1993, between Walker Realty Co. and J.F. Walker Company, Inc. Previously filed as an exhibit to the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed March 16, 1994. Here incorporated by reference.

10.7***

Employment Agreement, dated August 14, 1996, between Spartan Stores, Inc. and James B. Meyer. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 29, 1997. Here incorporated by reference.

10.8**	Spartan Stores, Inc. Long-Term Incentive Plan, as amended.
10.9***	Spartan Stores, Inc. Annual Incentive Plan. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 28, 1998. Here incorporated by reference.
10.10

Credit Agreement dated as of March 18, 1999 among Spartan Stores, Inc., ABN AMRO Bank N.V., as Arranger, Syndication Agent and Collateral Agent, Michigan National Bank, as Co-Arranger and Administrative Agent, and NBD Bank, as Document Agent. Previously filed as an exhibit to the Registrant's Current Report on Form 8-K dated June 3, 1999. Here incorporated by reference.

10.11***

Form of Executive Severance Agreement between Spartan Stores, Inc. and certain executive officers. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 27, 1999. Here incorporated by reference.

10.12***

Executive Severance Agreement dated February 23, 1999 between Spartan Stores, Inc. and James B. Meyer. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 27, 1999. Here incorporated by reference.

10.13**	Spartan Stores, Inc. Directors' Stock Purchase Plan.
12*	Statement of information regarding ratio of earnings to fixed charges.
23.1*	Consent of Warner Norcross & Judd LLP. Included in Exhibit 5 and incorporated herein by reference.
23.2	Consent of Deloitte & Touche LLP.
24*	Powers of Attorney
25*	Statement of Eligibility and Qualification on Form T-1 regarding Non-Subordinated Indenture.

*	Previously filed.
**	Previously filed; these documents are management contracts or compensation plans or arrangements.
***	These documents are management contracts or compensation plans or arrangements.

Item 17.          Undertakings.

          The undersigned registrant hereby undertakes:

          (a)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement:

          (1)          To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

          (2)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (3)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)          That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant shall, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and shall be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on February 5, 2001.

SPARTAN STORES, INC.

By*/s/James B. Meyer
James B. Meyer President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

Signature	Title	Date

*/s/Russell H. VanGilder, Jr.	Director	February 5, 2001
Russell H. VanGilder, Jr.

/s/Alex J. DeYonker	Director	February 5, 2001
Alex J. DeYonker

*/s/Elson S. Floyd	Director	February 5, 2001
Elson S. Floyd, Ph.D.

*/s/Richard B. Iott	Director	February 5, 2001
Richard B. Iott

*/s/Joel A. Levine	Director	February 5, 2001
Joel A. Levine

*/s/Elizabeth A. Nickels	Director	February 5, 2001
Elizabeth A. Nickels

*/s/David M. Staples		February 5, 2001
David M. Staples	Executive Vice President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

*By/s/Alex J. DeYonker		February 5, 2001
Alex J. DeYonker Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Document

2.1

Agreement and Plan of Merger dated as of April 6, 2000, by and between Spartan Stores, Inc., Spartan Acquisition Corp. and Seaway Food Town, Inc. Incorporated by reference to Annex A to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000.

2.2

Asset Purchase Agreement dated March 5, 1999 by and between Glen's Market, Inc., Catt's Realty Co. and Glen's Pharmacy, Inc. as Sellers and Valuland, Inc. as Buyer and joined in by certain shareholders of Sellers as the Shareholders and by Universal Land Company as the Real Estate Company and by Spartan Stores, Inc. as the Parent of the Buyer. Previously filed as an exhibit to the Registrant's Current Report on Form 8-K dated June 3, 1999. Here incorporated by reference.

2.3

Amendment to Asset Purchase Agreement made as of May 19, 1999, by and between Valuland, Inc. and Glen's Market, Inc., Catt's Realty Co. and Glen's Pharmacy, Inc. Previously filed as an exhibit to the Registrant's Current Report on Form 8-K dated June 3, 1999. Here incorporated by reference.

3.1

Amended and Restated Articles of Incorporation of Spartan Stores, Inc. Incorporated by reference to Annex B to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000.

3.2

Amended and Restated Bylaws of Spartan Stores, Inc. Incorporated by reference to Annex B to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000.

4.1

Articles IV, V, VIII, IX, X, XII and XIII of the Amended and Restated Articles of Incorporation of Spartan Stores, Inc. Incorporated by reference to Annex A to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000.

4.2

Articles II, III and X of the Amended and Restated Bylaws of Spartan Stores, Inc. Incorporated by reference to Annex B to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000.

4.3*	Non-Subordinated Indenture dated January 12, 2001 between Spartan Stores, Inc. and Chase Manhattan Trust Company, National Association.
4.4*	Form of Subordinated Indenture.
4.5*	Form of Non-Subordinated Securities.
5*	Opinion of counsel as to legality of securities offered
10.1

Warehouse Lease Agreement, dated October 14, 1975, between Connecticut Mutual Life Insurance Company and Spartan Stores, Inc. Previously filed as an exhibit to the Registrant's Form S-1 Registration Statement filed July 18, 1991. Here incorporated by reference.

10.2**	Spartan Stores, Inc. 1991 Stock Bonus Plan, as amended.
10.3**	Spartan Stores, Inc. 1991 Stock Option Plan as amended.
10.4**	Spartan Stores, Inc. 1991 Associate Stock Purchase Plan, as amended.

10.5***

Spartan Stores, Inc. Supplemental Executive Retirement Plan. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 27, 1999. Here incorporated by reference.

10.6

Warehouse Lease Agreement, dated November 8, 1993, between Walker Realty Co. and J.F. Walker Company, Inc. Previously filed as an exhibit to the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed March 16, 1994. Here incorporated by reference.

10.7***

Employment Agreement, dated August 14, 1996, between Spartan Stores, Inc. and James B. Meyer. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 29, 1997. Here incorporated by reference.

10.8**	Spartan Stores, Inc. Long-Term Incentive Plan, as amended.
10.9***	Spartan Stores, Inc. Annual Incentive Plan. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 28, 1998. Here incorporated by reference.
10.10

Credit Agreement dated as of March 18, 1999 among Spartan Stores, Inc., ABN AMRO Bank N.V., as Arranger, Syndication Agent and Collateral Agent, Michigan National Bank, as Co-Arranger and Administrative Agent, and NBD Bank, as Document Agent. Previously filed as an exhibit to the Registrant's Current Report on Form 8-K dated June 3, 1999. Here incorporated by reference.

10.11***

Form of Executive Severance Agreement between Spartan Stores, Inc. and certain executive officers. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 27, 1999. Here incorporated by reference.

10.12***

Executive Severance Agreement dated February 53, 1999 between Spartan Stores, Inc. and James B. Meyer. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 27, 1999. Here incorporated by reference.

10.13**	Spartan Stores, Inc. Directors' Stock Purchase Plan.
12*	Statement of information regarding ratio of earnings to fixed charges.
23.1*	Consent of Warner Norcross & Judd LLP. Included in Exhibit 5 and incorporated herein by reference.
23.2	Consent of Deloitte & Touche LLP.
24*	Powers of Attorney
25*	Statement of Eligibility and Qualification on Form T-1 regarding Non-Subordinated Indenture.

*	Previously filed.
**	Previously filed; these documents are management contracts or compensation plans or arrangements.
***	These documents are management contracts or compensation plans or arrangements.